                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in each of the Prospectuses constituting part of the Registration Statements of Ultramar Diamond Shamrock Corporation on Form S-3 (Nos. 333-28737, 333-28737-02, 333-28737-04, 333-46775, 333-46775-01 and 333-46775-02) and on Form S-8 (Nos. 33-
52148, 33-62894, 333-19131, 333-27697, 333-27699, 333-27701, and 333-27703) of
our report dated February 7, 1997 with respect to the consolidated financial statements and financial statement schedule of the Diamond Shamrock operations of Ultramar Diamond Shamrock Corporation, appearing in Item 8 of this Annual Report on Form 10-K.

                                                 /s/ PricewaterhouseCoopers LLP

Houston, Texas
March 29, 1999